Exhibit 2
POWER OF ATTORNEY
     I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Sheppard N. Burnett and Jason Harrison, singly, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.
     Witness my hand and common seal on the date set forth below.
          (Seal)

Signature	Title	Date
/s/ J.B. KITTREDGE J.B. Kittredge	President; Chief Executive Officer; Principal Executive Officer	September 24, 2009

POWER OF ATTORNEY
     I, the undersigned officer of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of J.B. Kittredge and Jason Harrison, singly, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission hereby ratifying and confirming my signature as it may be signed by my said attorney on said Registration Statement.
     Witness my hand and common seal on the date set forth below.
          (Seal)

Signature	Title	Date
/s/ SHEPPARD N. BURNETT Sheppard N. Burnett	Treasurer; Chief Financial Officer; Principal Financial and Accounting Officer	September 24, 2009